                                 THIRD AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                        CORPORATE OFFICE PROPERTIES, L.P.


     THIS THIRD AMENDMENT (the "Amendment") to the Second Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P., a Delaware limited partnership (the "Partnership") is made and entered into as of September 29, 2000 by and among the undersigned parties.

                                    RECITALS

     A. The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of December 7, 1999, as amended by that certain First Amendment to Second Amended and Restated Limited Partnership Agreement dated December 21, 1999 and by that certain Second Amendment to Second Amended and Restated Limited Partnership Agreement dated December 21, 1999 (as amended, the "Partnership Agreement").

     B. The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the "General Partner").

     C. The Partnership has entered into a certain Warrant Exchange Agreement (the "Exchange Agreement") dated as of September 29, 2000 with United Properties Group, Incorporated, a New York corporation ("UPG").

     D. As required under Sections 2 and 3.1 of the Exchange Agreement, UPG intends to transfer its interest in a certain warrant to purchase common units in the Partnership (the "Warrant") to the Partnership in exchange for partnership interests in the Partnership having designations, rights and preferences as set forth in Section 5 of the Exchange Agreement (the "Series C Preferred Units").

     E. The parties desire to amend the Partnership Agreement to provide for the contribution of the Warrant by UPG to the Partnership in exchange for the Series C Preferred Units in accordance with Section 3.1 of the Exchange Agreement. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Partnership Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the mutual premises set forth herein, the parties hereto, intending to be legally bound hereby, hereby amend the Partnership Agreement as follows, effective as of the date set forth above.

     1. The foregoing recitals to this Amendment are hereby incorporated in and made a part of this Amendment.

     2. (a) Upon closing of the Exchange Agreement, UPG shall contribute the Warrant to the Partnership.

        (b) Upon the contribution of the Warrant to the Partnership by UPG, and in accordance with Section 3.1 of the Exchange Agreement, the Partnership shall issue to UPG 42,000 Series C Preferred Units, which Preferred Units shall constitute Senior Preferred Units.

        (c) For purposes of the Partnership Agreement, including the maintenance of Capital Accounts, UPG shall be treated as making a Capital Contribution of $1,050,000.

        (d) The General Partner shall amend Exhibit 1 to the Partnership Agreement by adding the Addendum to Exhibit 1 in the form attached hereto to reflect the issuance of the Series C Preferred Units to UPG and the General Partner hereby confirms certain rights attendant thereto, including, without limitation, the rights to the Liquidation Preference and the Priority Return Percentage set forth therein, and the right to convert such Preferred Units into Partnership Units at the Conversion Factor set forth therein. The Conversion Factor for the Series C Preferred Units shall be entitled to the same anti-dilution protection applicable to the other Preferred Units previously issued to UPG.

     3. This Amendment shall take effect upon the closing of the transactions contemplated by the Exchange Agreement, including without limitation the contribution of the Warrant to the Partnership by UPG, and in the event such closing does not occur, this Amendment shall be of no force or effect.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     In witness whereof, the parties hereto have caused their duly authorized representatives to execute this Amendment as of the day and year first above written.

                                     UNITED PROPERTIES GROUP, INCORPORATED, a
                                     New York corporation

                                     By: /s/ JOSEPH S. THOMPSON
                                         ----------------------------
                                     Name:    Joseph S. Thompson
                                     Its:     Vice President


                                     CORPORATE OFFICE PROPERTIES TRUST, a
                                     Maryland Real Estate Investment Trust

                                     By: /s/ ROGER A. WAESCHE, JR.
                                         -------------------------------
                                     Name:    Roger A. Waesche, Jr.
                                     Its:     Senior Vice President and
                                              Chief Financial Officer

                                                                       Exhibit 1
                              SCHEDULE OF PARTNERS

                                                                               Series A      Series B       Series C
                                                                               Preferred     Preferred      Preferred
                                                               Partnership    Partnership   Partnership    Partnership
                                                                  Units          Units         Units          Units
                                                               ------------- -------------- ------------- --------------
GENERAL PARTNER
---------------
Corporate Office Properties Trust                                18,275,296              1     1,250,000
LIMITED PARTNERS AND PREFERRED LIMITED PARTNERS
-----------------------------------------------
United Properties Group, Incorporated                                                                         1,016,662
Jay H. Shidler                                                      452,878
Shidler Equities, L.P.                                            2,217,182
Clay W. Hamlin, III                                                 417,138
LBCW Limited Partnership                                          3,246,007
CHLB Partnership                                                    212,316
Robert L. Denton                                                    434,910
James K. Davis                                                       51,589
John E. De B. Blockey, Trustee of the John E. de B. Blockey
  Living Trust dated 9/12/88                                        300,625
Henry  D. Bullock                                                   116,553
Frederick K. Ito Trust                                               29,140
June Y. I. Ito Trust                                                 29,135
Bernice Reger                                                       268,671
Denise J. Liszewski                                                  34,333
Samuel Tang                                                          22,889
David P. Hartsfield                                                  30,519
Lawrence J. Taff                                                     13,733
Kimberly F. Acquino                                                   5,874
M.O.R. XXIX Associates Limited Partnership                          148,381
M.O.R. 44 Gateway Associates Limited Partnership                          1
Enterprise Nautical, Inc.                                            50,000
John Parsinen                                                        90,000
John D. Parsinen, Jr.                                                10,000
New Parkway Domain Group Enterprises, LLC                           206,768
M.O.R. Commons Limited Partnership                                        7
John Edward De Burgh Blockey and Sanda Juanita Blockey               50,476
                                                                 ----------            ---     ---------      ---------
                                                                 26,714,421              1     1,250,000      1,016,662
                                                                 ==========            ===     =========      =========

                                                              EXHIBIT 1 ADDENDUM


                                                Liquidation
                                                Preference
  Series                            No. of         Per        Priority                                     Conversion
 Preferred      Preferred          Preferred     Preferred     Return                    Conversion       Commencement
   Units      Limited Partner        Units          Unit      Percentage*    Priority      Factor              Date
 ---------    ---------------      ---------    -----------   ----------     --------    ----------       ------------
     A       General Partner               1       $25          1.375%        Senior       1.8748          8/28/2000
     B       General Partner       1,250,000       $25          2.50%         Senior        None              N/A
     C              UPG            1,016,662       $25            **          Senior        2.381          12/22/2000


----------

*    Priority Return Percentage is expressed per Distribution Period.

**   Priority Percentage Return for the Series C Preferred Units shall be:
     2.25% from December 21, 1999 to December 20, 2009;
     2.625% from December 21, 2009 to December 20, 2014; and 3.00% thereafter. The Distribution Period for the Series C Preferred Units shall be each calendar quarter ending March 31, June 30, September 30 and December 31 of each year.